AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2017

Registration Statement No. 333-222061

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite

4236, Chicago, 60604, IL

Telephone: 312-536-3102

(Address and telephone number of principal executive offices)

Greg Siokas, Chief Executive Officer

141 West Jackson Blvd, Suite

4236, Chicago, 60604, IL

Telephone: 312-536-3102

(Name, address and telephone number of agent for service)

Copy to:

Elliot H. Lutzker, Esq.
Davidoff Hutcher & Citron, LLP
605 Third Avenue, 34th Floor
New York, New York 10158
Telephone: (212) 557-7200
Telecopier: (212) 286-1884

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Section Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered		Proposed Maximum Aggregate Offering Price per Security(1)		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Shares of Common Stock, par value $.001 underlying senior convertible notes	1,005,002	(2)(3)	$5.00	(4)	$5,025,010	$625.62
Shares of Common Stock, par value $.001 underlying Warrants	804,002	(3)(5)	$7.50	(6)	$6,030,015	$750.74

TOTAL	1,809,004	shs			$11,055,015	$1,376.36

_______

(1)	This offering price is solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Act”). All share and per share data in this Registration Statement unless otherwise noted, give retroactive effect to the 1 for 10 reverse split declared effective as of November 21, 2017.

(2)	Includes 150% of the shares issuable upon conversion of senior convertible notes (“Notes”) issued on November 16, 2017.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be not registered hereby pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(4)	Pursuant to Rule 457(g) under the Act, the conversion price of the Notes is equal to $5.00 per share.

(5)	Includes 150% of the shares issuable upon exercise of Warrants issued on November 16, 2017 in connection with the sale of the Notes. The number of shares issuable upon exercise of the Warrants is equal to 80% of the number of shares of Common Stock issuable upon conversion of the Notes.

(6)	Pursuant to Rule 457(g) under the Act, the exercise price is equal to 150% of the initial conversion price of the Notes, subject to adjustment.

This Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Explanatory Note

This Amendment No. 1 to the Registration Statement is being filed solely to include XBRL (Extensive Business Reporting Language) financial information.

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ITEM 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Document Description

3.1	Articles of Incorporation of the Registrant dated November 14, 2013 (1)

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant filed on October 11, 2017 (14)

3.3	Bylaws of the Registrant (1)

4.1	Form of Securities Purchase Agreement dated November 15, 2017 by and among Cosmos Holdings Inc. and the Buyers listed (15)

4.2	Form of Senior Convertible Note (15)

4.3	Form of Warrant to Purchase Common Stock (15)

4.4	Form of Leak-Out Agreement (15)

4.5	Form of Registration Rights Agreement (15)

5.1	Opinion of Davidoff Hutcher & Citron LLP as to legality

10.1	Master Services Agreement, dated January 15, 2013, by and between Amplerissimo Ltd. and Millenia International Group Ltd. (2)

10.2	Master Services Agreement, dated May 15, 2013, , by and between Amplerissimo Ltd. and Tech Telecoms and Trade Limited (2)

10.3	Exclusive Cooperation Agreement, dated April 30, 2014, by and between the Registrant and Grigorios Siokas (3)

10.4	Advisory Board Member Consulting Agreement, dated as of January 3, 2017, by and between the Company and Orestes Varvitsiotes (4)

10.5	Stock Purchase Agreement, dated November 4, 2015, by and between Grigorios Siokas and Dimitrios S. Goulielmos (5)

10.6	Loan Facility Agreement, dated as of August 4, 2016, by and among SkyPharm S/A, Grigorious Siokas, as Guarantor and Synthesis Peer to Peer Income Fund. (6)

10.7	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund (6)

10.8

First Deed of Amendment relating to Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund (7)

10.9	Intellectual Property Sale Agreement, dated as of October 1, 2016, by and among the Company, Anastasios Tsekas and Olga Parthenea Georgatsou (8)

10.10	Employment Agreement, dated as of October 1, 2016, by and between the Company and Konstantinos Vassilopoulos (8)

10.11	Stock Purchase Agreement, dated as of November 16, 2016, by and among Company, Medihelm Pharmaceutical Wholesellers SA, Konstantinos Metsovitis and Eleni Metsovitis (9)

10.12	Stock Purchase Agreement, dated as of November 17, 2016, by and among the Company, Decahedron Ltd. and Nikolaos Lazarou (10)

10.13	Amendment to the Stock Purchase Agreement, dated as of February 9, 2017 by and among the Company, Decahedron Ltd., Nikolaos Lazarou, Vasiliki Kappou, Misel Kappou (11)

10.14

Amended and Restating Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund, as Lender (12)

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10.15	Trade Finance Facility Offer Letter, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.16	Trade Finance Facility Agreement, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.17	Cross Guarantee and Indemnity Agreement, dated as of April 10, 2017, by and among Cosmos Holdings Inc., Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.18	Security Assignment of Receivables and other Contractual Rights, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.19	Trade Finance Facility Agreement, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Finance Limited. (16)

10.20

Cross Guarantee and Indemnity Agreement dated May 12, 2017 by and between SkyPharm S.A., as Commodity Buyer, Cosmos Holdings Inc. as Guartor and Synthesis Structured Commodity Trade Finance Limited (16)

10.21	Security Assignment of Receivables and other Contractual Rights, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Trade Finance Limited (16)

23.1	Consent of Davidoff Hutcher & Citron LLP

23.2	Consent of Malone Bailey, LLP*

*101.INS	XBRL Instance Document**

*101.SCH	XBRL Taxonomy Extension Schema Document**

*101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**

*101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

*101.LAB	XBRL Taxonomy Extension Label Linkbase Document**

*101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

*Exhibit 101

Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, and (iv) the Notes to the Consolidated Financial Statements.**

________________

(1)	Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-162597) filed by the Registrant on October 20, 2009.

(2)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 14, 2013.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 1, 2014.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on January 9, 2017.

(5)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(6)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 4, 2016.

(7)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 16, 2016.

(8)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 5, 2016.

(9)	Incorporated by reference to the Current Report on Form 8-K dated as of November 16, 2016 filed by the Registrant on November 22, 2016.

(10)	Incorporated by reference to the Current Report on Form 8-K dated as of November 17, 2016 filed by the Registrant on November 22, 2016.

(11)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on February 13, 2017.

(12)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on March 28, 2017.

(13)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 14, 2017.

(14)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant in October 11, 2017.

(15)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 16, 2017.

(16)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 18, 2017

*	Filed with this Registration Statement

**

XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 15th day of December, 2017.

COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of COSMOS HOLDINGS INC., hereby severally constitute and appoint Grigorios Siokas and Konstantinos Vassilopoulos, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, herby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Grigorios Siokas	Chief Executive Officer	December 15, 2017
	Grigorios Siokas	(Principal Executive Officer) (Principal Accounting and Financial Officer)

*	/s/ Dimitrios Goulielmos		December 15, 2017
	Dimitrios Goulielmos	Director

*	/s/ Demetrios G. Demetriades		December 15, 2017
	Demetrios G. Demetriades	Secretary and Director

*	/s/ John J. Hoidas		December 15, 2017
	John J. Hoidas	Director

/s/ Grigorios Siokas
*Grigorios Siokas as attorney-in-fact

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